EXHIBIT 10-1
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         THE PROCTER & GAMBLE 2001 STOCK AND INCENTIVE COMPENSATION PLAN
                  (AS ADJUSTED FOR STOCK SPLIT ON MAY 21, 2004
                        AND AMENDED ON FEBRUARY 14, 2006)


ARTICLE A -- PURPOSE.

     The purposes of The Procter & Gamble 2001 Stock and Incentive Compensation Plan (the "Plan") are to strengthen the alignment of interests between those employees of The Procter & Gamble Company (the "Company") and its subsidiaries who are largely responsible for the success of the business (the "Participants") and the Company's shareholders through ownership behavior and the increased ownership of shares of the Company's common stock (the "Common Stock"), and to encourage the Participants to remain in the employ of the Company and its subsidiaries. This will be accomplished through the granting of options to purchase shares of Common Stock, the granting of performance related awards, the payment of a portion of the Participants' remuneration in shares of Common Stock, the granting of deferred awards related to the increase in the price of Common Stock, and the granting of restricted stock units ("RSUs") or other awards that are related to the price of Common Stock.

ARTICLE B -- ADMINISTRATION.

     1. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), or such other committee as may be designated by the Board. The Committee shall consist of not fewer than three (3) members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee may establish such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable for the administration and operation of the Plan, and may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. The Committee shall report to the Board on the administration of the Plan not less than once each year.

     2. Subject to the express provisions of the Plan, the Committee shall have authority: to grant nonstatutory and incentive stock options; to grant stock appreciation rights either freestanding or in tandem with simultaneously granted stock options; to grant Performance Awards (as defined in Article J); to award a portion of a Participant's remuneration in shares of Common Stock subject to such conditions or restrictions, if any, as the Committee may determine; to award RSUs or other awards that are related to the price of Common Stock; to determine all the terms and provisions of the respective stock option, stock appreciation right, stock award, RSU, or other award agreements including setting the dates when each stock option or stock appreciation right or part thereof may be exercised and determining the conditions and restrictions, if any, of any shares of Common Stock acquired through the exercise of any stock option; to provide for special terms for any stock options, stock appreciation rights, stock awards, RSUs or other awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America in order to fairly accommodate for differences in local law, tax policy or custom and to approve such supplements to or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any other purpose); and to make all other determinations it deems necessary or advisable for administering the Plan. In addition, at the time of grant the Committee shall have the further authority to:

     (a) waive the provisions of Article F, Paragraph 1(a);

     (b) waive the provisions of Article F, Paragraph 1(b);

     (c) waive the provisions of Article G, Paragraph 4(a), 4(b) and 4(c); and

     (d) impose conditions in lieu of those set forth in Article G, Paragraphs 4 through 7, for nonstatutory stock options, stock appreciation rights, stock awards, RSUs, or Performance Awards which do not increase or extend the rights of the Participant.

ARTICLE C -- PARTICIPATION.

     The Committee shall select as Participants those employees of the Company and its subsidiaries who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of such companies.

ARTICLE D -- LIMITATION ON NUMBER OF SHARES AVAILABLE UNDER THE PLAN.

     1. Unless otherwise authorized by the shareholders and subject to Paragraph 2 of this Article D, the maximum aggregate number of shares available for award under the Plan shall be one hundred ninety million (190,000,000) shares. Any of the authorized shares may be used for any of the types of awards described in the Plan, except that no more than fifteen percent (15%) of the authorized shares may be awarded as restricted or unrestricted stock.

     2. In addition to the shares authorized for award by Paragraph 1 of this Article, the following shares may be awarded under the Plan:

     (a) shares that were authorized to be awarded under The Procter & Gamble 1992 Stock Plan (the "1992 Plan"), but that were not awarded under the 1992 Plan;

     (b) shares awarded under the Plan or the 1992 Plan that are subsequently forfeited in accordance with the Plan or the 1992 Plan, respectively;

     (c) shares tendered by a Participant in payment of all or part of the exercise price of a stock option awarded under the Plan or the 1992 Plan;

     (d) shares tendered by or withheld from a Participant in satisfaction of withholding tax obligations with respect to a stock option awarded under the Plan or the 1992 Plan.

ARTICLE E -- SHARES SUBJECT TO USE UNDER THE PLAN.

     1. The shares to be delivered by the Company upon exercise of stock options or stock appreciation rights shall be determined by the Board and may consist, in whole or in part, of authorized but unissued shares or treasury shares. In the case of redemption of stock appreciation rights by one of the Company's subsidiaries, such shares shall be shares acquired by that subsidiary.

     2. For purposes of the Plan, restricted or unrestricted stock awarded or issued following redemption of RSUs under the terms of the Plan shall be authorized but unissued shares, treasury shares, or shares acquired in the open market by the Company or a subsidiary, as determined by the Board.


ARTICLE F -- STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

     1. In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options or stock appreciation rights under the terms of the Plan, each Participant agrees as follows:

     (a) The right to exercise any stock option or stock appreciation right shall be conditional upon certification by the Participant at time of exercise that the Participant intends to remain in the employ of the Company or one of its subsidiaries for at least one (1) year following the date of the exercise of the stock option or stock appreciation right (provided that termination of employment due to Retirement or Special Separation shall not constitute a breach of such certification), and,

     (b) In order to better protect the goodwill of the Company and its subsidiaries and to prevent the disclosure of the Company's or its subsidiaries' trade secrets and confidential information and thereby help insure the long-term success of the business, the Participant, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the Participant's termination of employment with the Company, in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Company or its subsidiaries (including both existing products as well as products known to the Participant, as a consequence of the Participant's employment with the Company or one of its subsidiaries, to be in development):

          (1) with respect to which the Participant's work has been directly concerned at any time during the two (2) years preceding termination of employment with the Company or one of its subsidiaries or

          (2) with respect to which during that period of time the Participant, as a consequence of the Participant's job performance and duties, acquired knowledge of trade secrets or other confidential information of the Company or its subsidiaries.

     For purposes of this paragraph, it shall be conclusively presumed that Participants have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

     (c) The provisions of this Article are not in lieu of, but are in addition to the continuing obligation of the Participant (which Participant hereby acknowledges) to not use or disclose the Company's or its subsidiaries' trade secrets and confidential information known to the Participant until any particular trade secret or confidential information become generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its subsidiaries is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this Article, "generally known" means known throughout the domestic U. S. industry or, in the case of Participants who have job responsibilities outside of the United States, the appropriate foreign country or countries' industry. As used in this Article, "trade secrets and other confidential information" also includes personnel knowledge about a manager, or managers, of the Company or its subsidiaries gained in the course of Participant's employment with the Company or its subsidiaries (including personnel ratings or rankings, manager or peer evaluations, performance records, special skills or abilities, compensation, work and development plans, training, nature of specific project and work assignments, or specialties developed as a result of such assignments) which directly or indirectly affords the Participant a confidential basis to solicit, encourage, or participate in soliciting any manager, or managers, of the Company or any subsidiary to terminate his or her relationship with the Company or that subsidiary.

     (d) By acceptance of any offered stock option or stock appreciation rights granted under the terms of the Plan, the Participant acknowledges that if the Participant were, without authority, to use or disclose the Company's or any of its subsidiaries' trade secrets or confidential information or threaten to do so, the Company or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the Participant from doing so. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of this Article is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

     (e) If any of the provisions contained in this Article F shall for any reason, whether by application of existing law or law which may develop after the Participant's acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Participant agrees to join the Company or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     2. The fact that a Participant has been granted a stock option or a stock appreciation right under the Plan shall not limit the right of the employer to terminate the Participant's employment at any time.

     Because a main purpose of the Plan is to strengthen the alignment of interests between employees of the Company (including all subsidiaries) and its shareholders to ensure the continued success of the Company, the Committee is authorized to suspend or terminate any outstanding stock option or stock appreciation right of a Participant if the Committee determines the Participant has acted significantly contrary to the best interests of the Company or its subsidiaries. For purposes of this paragraph, an action taken "significantly contrary to the best interests of the Company or its subsidiaries" includes without limitation any action taken or threatened by the Participant that the Committee determines has, or is reasonably likely to have, a significant adverse impact on the reputation, goodwill, stability, operation, personnel retention and management, or business of the Company or any subsidiary. This paragraph is in addition to any remedy the Company or a subsidiary may have at law or in equity, including without limitation injunctive and other appropriate relief.

     3. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any Participant in any calendar year shall not exceed 2,000,000 shares.

     4. The aggregate fair market value (determined at the time when the incentive stock option is exercisable for the first time by a Participant during any calendar year) of the shares for which any Participant may be granted incentive stock options under the Plan and all other stock option plans of the Company and its subsidiaries in any calendar year shall not exceed $100,000 (or such other amount as reflected in the limits imposed by Section 422(d) of the Internal Revenue Code of 1986, as it may be amended from time to time).

     5. If the Committee grants incentive stock options, all such stock options shall contain such provisions as permit them to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as may be amended from time to time.

     6. With respect to stock options granted in tandem with stock appreciation rights, the exercise of either such stock options or such stock appreciation rights will result in the simultaneous cancellation of the same number of tandem stock appreciation rights or stock options, as the case may be.

     7. The exercise price for all stock options and stock appreciation rights shall be established by the Committee at the time of their grant and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

     8. Unless otherwise authorized by the shareholders of the Company, neither the Board nor the Committee shall authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price.

     9. No stock option or stock appreciation right shall be cancelled and replaced with awards having a lower exercise price without the prior approval of the shareholders of the Company. This Article F, Paragraph 9 is intended to prohibit the repricing of "underwater" stock options and stock appreciation rights and shall not be construed to prohibit the adjustments permitted under Article K of the Plan.

     10. The Committee may require any Participant to accept any stock options or stock appreciation rights by means of electronic signature.

ARTICLE G -- EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

     1. All stock options and stock appreciation rights granted hereunder shall have a maximum life of no more than ten (10) years from the date of grant.

     2. No stock options or stock appreciation rights shall be exercisable within one (1) year from their date of grant, except in the case of the death of the Participant.

     3. Unless a transfer has been duly authorized by the Committee pursuant to Article G, Paragraph 6 of the Plan, during the lifetime of the Participant, stock options and stock appreciation rights may be exercised only by the Participant personally, or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian.

     4. In the event that a Participant ceases to be an employee of the Company or any of its subsidiaries while holding an unexercised stock option or stock appreciation right:

     (a) Any unexercisable portions thereof are then void, except in the case of: (1) death of the Participant; (2) Retirement or Special Separation that occurs more than six months from the date the options were granted; or (3) any option as to which the Committee has waived, at the time of grant, the provisions of this Article G, Paragraph 4(a).

     (b) Any exercisable portions thereof are then void, except in the case of:
         (1) death of the Participant; (2) Retirement or Special Separation; or
         (3) any option as to which the Committee has waived, at the time of grant, the provisions of this Article G, Paragraph 4(b).

     (c) In the case of Special Separation, any stock option or stock appreciation right must be exercised within the time specified in the original grant or five (5) years from the date of Special Separation, whichever is shorter.

     5. In the case of the death of a Participant, the persons to whom the stock options or stock appreciation rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining stock options, stock appreciation rights or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the stock options or stock appreciation rights.

     6. Stock options and stock appreciation rights are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising stock options or stock appreciation rights after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the stock options and stock appreciation rights as legatees or distributees would have after distribution to them from the Participant's estate. Notwithstanding the foregoing, the Committee may authorize the transfer of stock options and stock appreciation rights upon such terms and conditions as the Committee may require. Such transfer shall become effective only upon the Committee's complete satisfaction that the proposed transferee has strictly complied with such terms and conditions, and both the original Participant and the transferee shall be subject to the same terms and conditions hereunder as the original Participant.

     7. Upon the exercise of stock appreciation rights, the Participant shall be entitled to receive a redemption differential for each such stock appreciation right which shall be the difference between the then fair market value of one share of Common Stock and the exercise price of one stock appreciation right then being exercised. In the case of the redemption of stock appreciation rights by a subsidiary of the Company not located in the United States, the redemption differential shall be calculated in United States dollars and converted to the appropriate local currency on the exercise date. As determined by the Committee, the redemption differential may be paid in cash, Common Stock to be valued at its fair market value on the date of exercise, any other mode of payment deemed appropriate by the Committee or any combination thereof.

     8. Time spent on leave of absence shall be considered as employment for the purposes of the Plan. Leave of absence means any period of time away from work granted to any employee by his or her employer because of illness, injury, or other reasons satisfactory to the employer.

     9. The Company reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by the Company as necessary or appropriate for corporate purposes. No such suspension shall extend the life of the stock option or stock appreciation right beyond its expiration date, and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

     10. The Committee may require any Participant to exercise any stock options or stock appreciation rights by means of electronic signature.

ARTICLE H -- PAYMENT FOR STOCK OPTIONS AND TAX WITHHOLDING.

     Upon the exercise of a stock option, payment in full of the exercise price shall be made by the Participant. As determined by the Committee, the stock option exercise price may be paid by the Participant either in cash, shares of Common Stock valued at their fair market value on the date of exercise, a combination thereof, or such other method as determined by the Committee. In addition to payment of the exercise price, the Committee may authorize the Company to charge a reasonable administrative fee for the exercise of any stock option. Furthermore, to the extent the Company is required to withhold federal, state, local or foreign taxes in connection with any Participant's stock option exercise, the Committee may require the Participant to make such arrangements as the Company may deem necessary for the payment of such taxes required to be withheld (including, without limitation, relinquishment of a portion of such stock options or relinquishment of a portion of the proceeds received by the Participant in a simultaneous exercise and sale of stock during a "cashless" exercise). In no event, however, shall the Committee be permitted to require payment from a Participant in excess of the maximum required tax withholding rates.

ARTICLE I -- GRANT OF UNRESTRICTED STOCK, RESTRICTED STOCK OR RSUS.

     The Committee may grant Common Stock or RSUs to Participants under the Plan subject to such conditions or restrictions, if any, as the Committee may determine. To the extent the Company is required to withhold federal, state, local or foreign taxes in connection with the lapse of restrictions on any Participant's shares of Common Stock, the Committee may require the Participant to make such arrangements as the Company may deem necessary for the payment of such taxes required to be withheld (including, without limitation, relinquishment of a portion of such shares of Common Stock). In no event, however, shall the Committee be permitted to require payment from a Participant in excess of the maximum required tax withholding rates.

ARTICLE J -- PERFORMANCE RELATED AWARDS.

     1. The Committee, in its discretion, may establish performance goals for selected Participants and authorize the granting of cash, stock options, stock appreciation rights, Common Stock, RSUs or other awards that are related to the price of Common Stock, other property, or any combination thereof ("Performance Awards") to such Participants upon achievement of such established performance goals during a specified time period (the "Performance Period"). The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the performance goals to be achieved during each Performance Period, the amount of any Performance Awards to be paid, and the method of payment for any Performance Awards. Performance Awards may be granted either alone or in addition to other grants made under the Plan.

     2. Notwithstanding the foregoing, any Performance Awards granted to the Chief Executive and the Company's other four highest paid executive officers (as reported in the Company's proxy statement pursuant to Regulation S-K, Item 402(a)(3)) under Article J, Paragraph 1 shall comply with all of the following requirements:

     (a) Each grant shall specify the specific performance objectives (the "Performance Objectives") which, if achieved, will result in payment or early payment of the Performance Award. The Performance Objectives may be described in terms of Company-wide objectives that are related to the individual Participant or objectives that are related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total shareholder return, gross margin, and/or costs. The Performance Objectives may be made relative to the performance of other corporations. The Committee, in its discretion, may change or modify these criteria, however, at all times the criterion must be valid performance criterion for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may not change the criteria or Performance Objectives for any Performance Period that has already been approved by the Committee. The Committee may cancel a Performance Period or replace a Performance Period with a new Performance Period, provided that any such cancellation or replacement shall not cause the Performance Award to fail to meet the requirements of Section 162(m) of the Code.

     (b) Each grant shall specify the minimum level of achievement required by the Participant relative to the Performance Objectives to qualify for a Performance Award. In doing so, the grant shall establish a formula for determining the percentage of the Performance Award to be awarded if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. Each grant may also establish a formula for determining an additional award above and beyond the Performance Award to be granted to the Participant if performance is at or above the specified Performance Objectives. Such additional award shall also be established as a percentage of the Performance Award. The Committee may decrease a Performance Award as determined by the Performance Objectives, but in no case may the Committee increase any Performance Award as determined by the Performance Objectives.

     (c) The maximum Performance Award that may be granted to any Participant for any one-year Performance Period shall not exceed $20,000,000 or 800,000 shares of Common Stock (the "Annual Maximum"). The maximum Performance Award that may be granted to any Participant for a Performance Period greater than one year shall not exceed the Annual Maximum multiplied by the number of full years in the Performance Period.

ARTICLE K -- ADJUSTMENTS.

     In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off or other change affecting the corporate structure, capitalization or Common Stock of the Company occuring after the date of approval of the Plan by the Company's shareholders,
(i) the amount of shares authorized to be issued under the Plan and (ii) the number of shares and/or the exercise prices covered by outstanding stock options, stock appreciation rights or RSUs shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be applicable.

ARTICLE L -- ADDITIONAL PROVISIONS AND DEFINITIONS.

     1. The Board may, at any time, repeal the Plan or may amend it except that no such amendment may amend this paragraph, increase the total aggregate number of shares subject to the Plan, reduce the price at which stock options or stock appreciation rights may be granted or exercised, alter the class of employees eligible to receive stock options, or increase the percentage of shares authorized to be transferred as restricted or unrestricted stock. Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding stock options or stock appreciation rights are materially affected adversely, notice thereof shall be given to the Participants holding such stock options and stock appreciation rights and such amendments shall not be applicable without such Participant's written consent. If the Plan is repealed in its entirety, all theretofore granted unexercised stock options or stock appreciation rights shall continue to be exercisable in accordance with their terms and shares subject to conditions or restrictions granted pursuant to the Plan shall continue to be subject to such conditions or restrictions.

     2. In the case of a Participant who is an employee of a subsidiary of the Company, performance under the Plan, including the granting of shares of the Company, may be by the subsidiary. Nothing in the Plan shall affect the right of the Company or any subsidiary to terminate the employment of any employee with or without cause. None of the Participants, either individually or as a group, and no beneficiary, transferee or other person claiming under or through any Participant, shall have any right, title, or interest in any shares of the Company purchased or reserved for the purpose of the Plan except as to such shares, if any, as shall have been granted or transferred to him or her. Nothing in the Plan shall preclude the awarding or granting of shares of the Company to employees under any other plan or arrangement now or hereafter in effect.

     3. "Subsidiary" means any company in which more than fifty percent (50%) of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Company or, if the company does not issue stock, more than fifty percent (50%) of the total combined ownership interest is owned, directly or indirectly, by the Company. In addition, the Board may designate for participation in the Plan as a "subsidiary," except for the granting of incentive stock options, those additional companies affiliated with the Company in which the Company's direct or indirect stock ownership is fifty percent (50%) or less of the total combined voting power of all classes of such company's stock, or, if the company does not issue stock, the Company's direct or indirect ownership is fifty percent (50%) or less of the company's total combined ownership interest.

     4. Notwithstanding anything to the contrary in the Plan, stock options and stock appreciation rights granted hereunder shall vest immediately and any conditions or restrictions on Common Stock shall lapse upon a "Change in Control." A "Change in Control" shall mean the occurrence of any of the following:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares or the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred pursuant to this Paragraph 4(a), shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of July 10, 2001 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; PROVIDED, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) The consummation of:

          (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

               (A) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

               (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

               (C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

          (ii)  A complete liquidation or dissolution of the Company; or

          (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     5. The term "Special Separation" shall mean any termination of employment that occurs prior to the time a Participant is eligible to retire, except a termination for cause or a voluntary resignation that is not initiated or encouraged by the Company.

     6. The term "Retirement" shall mean: (a) retirement in accordance with the provisions of any appropriate retirement plan of the Company or any of its subsidiaries; or (b) termination of employment under the permanent disability provision of any retirement plan of the Company or any of its subsidiaries.

ARTICLE M -- CONSENT.

     Every Participant who receives a stock option, stock appreciation right, RSU, or grant of shares pursuant to the Plan shall be bound by the terms and provisions of the Plan and of the stock option, stock appreciation right, RSU, or grant of shares agreement referable thereto, and the acceptance of any stock option, stock appreciation right, RSU, or grant of shares pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and its subsidiaries and any successors in interest to any of them. Every Person who receives a stock option, stock appreciation right, RSU, or grant of shares from a Participant pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the stock option, stock appreciation right, RSU, or grant of shares agreement referable thereto, and the acceptance of any stock option, stock appreciation right, RSU, or grant of shares by such Person shall constitute a binding agreement between such Person and the Company and its subsidiaries and any successors in interest to any of them. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America.

ARTICLE N - PURCHASE OF SHARES OR STOCK OPTIONS.

     The Committee may authorize any Participant to convert cash compensation otherwise payable to such Participant into stock options or shares of Common Stock under the Plan upon such terms and conditions as the Committee, in its discretion, shall determine. Notwithstanding the foregoing, in any such conversion the shares of Common Stock shall be valued at no less than one hundred percent (100%) of their fair market value.

ARTICLE O -- DURATION OF PLAN.

     The Plan will terminate on July 10, 2011 unless a different termination date is fixed by the shareholders or by action of the Board of Directors, but no such termination shall affect the prior rights under the Plan of the Company (or any subsidiary) or of anyone to whom stock options or stock appreciation rights were granted prior thereto or to whom shares or RSUs have been transferred prior to such termination.

                             ADDITIONAL INFORMATION

1.   SHARES AWARDED AS A PORTION OF REMUNERATION

     Any shares of Common Stock of the Company awarded as a portion of a participant's remuneration shall be valued at not less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of the award. These shares may be subject to such conditions or restrictions as the Committee may determine, including a requirement that the participant remain in the employ of the Company or one of its subsidiaries for a set period of time, or until retirement. Failure to abide by any applicable restriction will result in forfeiture of the shares.

2.   U.S. TAX EFFECTS

     INCENTIVE STOCK OPTIONS

          With regard to tax effects which may accrue to the optionee, counsel advises that if the optionee has continuously been an employee from the time an option has been granted until at least three months before it is exercised, under existing law no taxable income results to the optionee from the exercise of an incentive stock option at the time of exercise. However, the spread at exercise is an "adjustment" item for alternative minimum tax purposes.

          Any gain realized on the sale or other disposition of stock acquired on exercise of an incentive stock option is considered as long-term capital gain for tax purposes if the stock has been held more than two years after the date the option was granted and more than one year after the date of exercise of the option. If the stock is disposed of within one year after exercise, the lesser of any gain on such disposition or the spread at exercise (i.e., the excess of the fair market value of the stock on the date of exercise over the option price) is treated as ordinary income, and any appreciation after the date of exercise is considered long-term or short-term capital gain to the optionee depending on the holding period prior to sale. However, the spread at exercise (even if greater than the gain on the disposition) is treated as ordinary income if the disposition is one on which a loss, if sustained, is not recognized--e.g., a gift, a "wash" sale or a sale to a related party. The amount of ordinary income recognized by the optionee is treated as a tax deductible expense to the Company. No other amount relative to an incentive stock option is a tax deductible expense to the Company.

     NONSTATUTORY STOCK OPTIONS

          With regard to tax effects which may accrue to the optionee, counsel advises that under existing tax law gain taxable as ordinary income to the optionee is deemed to be realized at the date of exercise of the option, the gain on each share being the difference between the market price on the date of exercise and the option price. This amount is treated as a tax deductible expense to the Company at the time of the exercise of the option. Any appreciation in the value of the stock after the date of exercise is considered a long-term or short-term capital gain to the optionee depending on whether or not the stock was held for the appropriate holding period prior to sale.

     STOCK APPRECIATION RIGHTS

          With regard to tax effects which may accrue to the recipient, counsel advises that "United States persons," as defined in the Internal Revenue Code of 1986 (the "I.R.C."), must recognize ordinary income as of the date of exercise equal to the amount paid to the recipient, i.e., the difference between the grant price and the value of the shares on the date of exercise.

     SHARES AWARDED AS A PORTION OF REMUNERATION

          With regard to tax effects which may accrue to the recipient, counsel advises that "United States persons" as defined in the Internal Revenue Code of 1986 (the "I.R.C."), must recognize ordinary income in the first taxable year in which the recipient's rights to the stock are transferable or are not subject to a substantial risk of forfeiture, whichever is applicable. Recipients who are "United States persons" may also elect to include the income in their tax returns for the taxable year in which they receive the shares by filing an election to do so with the appropriate office of the Internal Revenue Service within 30 days of the date the shares are transferred to them.

          The amount includable in income is the fair market value of the shares as of the day the shares are transferable or not subject to a substantial risk of forfeiture, whichever is applicable; if the recipient has elected to include the income in the year in which the shares are received, the amount of income includable is the fair market value of the shares at the time of transfer.

          For non-United States persons, the time when income is realized, its measurement and its taxation, will depend on the laws of the particular countries in which the recipients are residents and/or citizens at the time of transfer or when the shares are first transferable and not subject to a substantial risk of forfeiture, as the case may be. "United States persons" who receive shares awarded as a portion of remuneration may also have tax consequences with respect to the receipt of shares or the expiration of restrictions or substantial risk of forfeiture on such shares under the laws of the particular country other than the United States of which such person is a resident or citizen.

     Notwithstanding the above advice received by the Company, it is each individual recipient's responsibility to check with his or her personal tax adviser as to the tax effects and proper handling of stock options, stock appreciation rights, restricted stock units and Common Stock acquired. The above advice relates specifically to the U.S. consequences of stock options, stock appreciation rights and Common Stock acquired, including the U.S. consequences to "United States persons" whether or not resident in the U.S. In addition to U.S. tax consequences, for all persons who are not U.S. residents, the time when income, if any, is realized, the measurement of such income and its taxation will also depend on the laws of the particular country other than the U.S. of which such persons are resident and/or citizens at the time of grant or the time of exercise, as the case may be.

     The Plan is not subject to the qualification requirements of Section 401(a) of the I.R.C.

3.   EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

4.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (File No. 1-434) pursuant to the 1934 Act are incorporated into this document by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004;
     2. The Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 2004 and December 31, 2004; and
     3. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     The Company will provide without charge to each participant in the Plan, upon oral or written request, a copy of any or all of these documents other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. In addition, the Company will provide without charge to such participants a copy of the Company's most recent annual report to shareholders, proxy statement, and other communications distributed generally to security holders of the Company. Requests for such copies should be directed to Mr. Jay A. Ernst, Manager, Shareholder Services, The Procter & Gamble Company, P.O. Box 5572, Cincinnati, Ohio 45201, (513) 983-3413.

5.   ADDITIONAL INFORMATION

     Additional information about the Plan and its administrators may be obtained from Mr. Chris B. Walther, Assistant Secretary, The Procter & Gamble Company, One Procter & Gamble Plaza, Cincinnati, Ohio 45202, (513) 983-7854.



2001 stock plan.doc